Exhibit 99.1 news release

Ovintiv Reports First Quarter 2023 Financial and Operating Results

Operational Outperformance Underpins Strong Financial Results

First Quarter 2023 Highlights:

•
Generated net earnings of $487 million, cash from operating activities of $1,068 million, Non-GAAP Cash Flow of $851 million and Non-GAAP Free Cash Flow of $241 million after capital expenditures of $610 million
•
Returned $300 million to shareholders through the combination of base dividend payments and share buybacks
•
Commodity marketing strategy delivered total company average realized oil and condensate price of 97% of WTI and realized natural gas price of 111% of NYMEX, including hedges
•
Announced a 20% increase in quarterly dividend payments to $0.30 per share, effective for the June 2023 record date
•
Exceeded Company’s first quarter production guidance on every product with average total production volumes of 511 thousand barrels of oil equivalent per day (“MBOE/d”), including 166 thousand barrels per day (“Mbbls/d”) of oil and condensate, 86 Mbbls/d of other NGLs (C2 to C4) and 1,555 million cubic feet per day (“MMcf/d”) of natural gas

Recent Developments:

•
On April 3, announced the acquisition of core Midland Basin assets, including approximately 65,000 net acres of largely undeveloped resource with approximately 1,050 net well locations in a cash and stock transaction valued at approximately $4.275 billion, before closing adjustments
•
On April 3, announced the disposition of the Company’s Bakken assets for proceeds of approximately $825 million, in cash, before closing adjustments

DENVER, May 9, 2023 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its first quarter 2023 financial and operating results. The Company plans to hold a conference call and webcast at 9:00 a.m. MT (11:00 a.m. ET) on May 10, 2023. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Picking up where we left off in the fourth quarter, our first quarter outperformance reflects the combination of strong well results and cost efficiencies,” said Ovintiv President and CEO, Brendan McCracken. “For the past two quarters, our average Permian well performance was among the highest oil volumes per lateral foot in Ovintiv’s history in the play.

The combination of strong wells across the portfolio and our leading capital efficiency are delivering substantial Non-GAAP Free Cash Flow, durable returns on invested capital and substantial cash returns(1) to our shareholders. Our recently announced transactions will further build on our momentum and are expected to drive more than 25% higher cash returns per share over the next twelve months following the close of the transactions and more than 40% higher cash returns per share in 2024.”

First Quarter 2023 Financial and Operating Results

•
The Company recorded net earnings of $487 million, or $1.97 per diluted share of common stock.
•
Cash from operating activities was $1,068 million, Non-GAAP Cash Flow was $851 million and capital investment totaled approximately $610 million, resulting in $241 million of Non-GAAP Free Cash Flow.
•
First quarter average total production volumes were above Company guidance on all products at approximately 511 MBOE/d, including 166 Mbbls/d of oil and condensate, 86 Mbbls/d of other NGLs and 1,555 MMcf/d of natural gas.
(1)
Cash returns include share repurchases and dividend payments.

Ovintiv Inc.	1

•
Upstream operating expense was $4.33 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $9.00 per BOE. Production, mineral and other taxes were $1.83 per BOE. These costs were below the midpoint of guidance on a combined basis.
•
Including the impact of hedges, first quarter average realized prices were $73.81 per barrel for oil and condensate (97% of WTI), $21.11 per barrel for other NGLs (C2-C4) and $3.80 per thousand cubic feet ("Mcf") for natural gas (111% of NYMEX) resulting in a total average realized price of $39.08 per BOE. Excluding the impact of hedges, the average realized prices for oil and condensate and other NGLs were unchanged, while the average realized price for natural gas was $4.34 per Mcf (127% of NYMEX).

2023 Guidance

The Company issued its second quarter 2023 guidance and confirmed the full year guidance announced in April. Full year 2023 guidance ranges for oil and condensate, and total production volumes were updated in April to reflect proforma operations assuming integration of the recently announced Midland Basin acquisition and the Bakken divestiture.

2023 Guidance*	2Q 2023	Full Year 2023
Total Production (MBOE/d)	515 - 535	520 - 545
Oil & Condensate (Mbbls/d)	170 - 174	185 - 195
Other NGLs (Mbbls/d)	85 - 90	80 - 85
Natural Gas (MMcf/d)	1,575 - 1,625	1,525 - 1,575
Capital Investment ($ Millions)	$590 - $630	$2,600 - $2,900

*Assumes June 30, 2023, closing date for both the Midland Basin acquisition and the Bakken divestiture.

2024 Outlook

Ovintiv expects to deliver 2024 total company average oil and condensate production volumes of greater than 200 Mbbls/d with total capital investment of $2.1 billion to $2.5 billion, following the integration of the recently announced Midland Basin acquisition and the Bakken divestiture.

Midland Basin Acquisition

On April 3, Ovintiv announced it had entered into a definitive purchase agreement to acquire substantially all leasehold interest and related assets of Black Swan Oil & Gas, PetroLegacy Energy and Piedra Resources which are portfolio companies of funds managed by EnCap Investments L.P. ("EnCap"), in a cash and stock transaction valued at approximately $4.275 billion, before closing adjustments. Upon closing, the acquisition will add approximately 1,050 net 10,000 foot well locations to Ovintiv's Permian inventory and approximately 65,000 net acres in the core of the Midland Basin, strategically located in close proximity to Ovintiv's current Permian operations.

Under the terms of the agreement, the sellers will receive approximately 32.6 million shares of Ovintiv common stock and $3.125 billion of cash. The cash portion of the transaction is expected to be funded through a combination of cash on hand, cash proceeds received from the Company's pending sale of its Bakken assets, as well as proceeds from new debt financing and/or borrowings under the Company's credit facility. If required, Ovintiv has received fully committed bridge financing from Goldman Sachs Bank USA and Morgan Stanley to facilitate the transaction.

Ovintiv's land position in the Permian is expected to increase to approximately 179 thousand net acres; 97% of the acquired acreage is held by production with an average operated working interest of 82%. At the end of June, the Company's pro forma Permian oil and condensate production is expected to nearly double. The Company expects to realize significant well cost savings across its combined Permian assets resulting from optimized operations and economies of scale.

Bakken Disposition

On April 3, Ovintiv announced that it had entered into a definitive agreement to sell the entirety of its Bakken assets located in the Williston Basin of North Dakota to Grayson Mill Bakken, LLC, a portfolio company of funds managed by EnCap for total cash proceeds of approximately $825 million, before closing adjustments. Ovintiv's landholdings in the play totaled 46 thousand net acres as of December 31, 2022. First quarter production from the Bakken totaled approximately 38.8 MBOE/d (59% oil and condensate).

The effective date of the acquisition of the Midland Basin assets and the Bakken disposition is January 1, 2023. The transactions, which are expected to close by the end of the second quarter, are subject to the satisfaction of customary closing conditions and closing adjustments.

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Returns to Shareholders

Ovintiv remains committed to its capital allocation framework which returns at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends.

In the first quarter of 2023, the Company returned approximately $300 million to shareholders through share buybacks totaling approximately $239 million and its base dividend of approximately $61 million.

During the first quarter, Ovintiv purchased for cancellation, approximately 5.2 million common shares at an average price of $45.74 per share.

Second quarter 2023 cash returns to shareholders are expected to total approximately $173 million, consisting of share buybacks of approximately $90 million and base dividend payments of approximately $83 million, bringing total cash returns since the third quarter of 2021 to approximately $1.6 billion.

Using March 30, 2023 strip pricing, the Company expects the combined Midland Basin acquisition and the Bakken disposition transactions to drive more than 25% higher cash returns per share over the next twelve months following the close of the transactions and more than 40% higher cash returns per share in 2024.

Continued Balance Sheet Focus

Ovintiv had $3.2 billion in total liquidity as at March 31, 2023, which included available credit facilities of $3.2 billion, available uncommitted demand lines of $280 million, and cash and cash equivalents of $26 million, net of outstanding commercial paper of $280 million. The Company’s long-term debt totaled $3.8 billion.

The Company reported Debt to EBITDA of 0.6 times and Non-GAAP Debt to Adjusted EBITDA of 0.9 times as of March 31, 2023.

Ovintiv's leverage metrics are expected to remain strong following the close of the transactions. Based on a twelve-month projected Adjusted EBITDA using strip pricing as of March 30, 2023, the Company's leverage ratio is expected to be approximately 1.4 times Debt to Adjusted EBITDA following the close of the transaction. Going forward, Ovintiv will steward towards a 1.0 times leverage ratio and $4.0 billion of total debt.

Ovintiv remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies.

Dividend Declared

On April 2, 2023, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on June 30, 2023, to shareholders of record as of June 15, 2023.

Inventory Renewal

The Company continued to add premium drilling locations through low-cost bolt-on acquisitions during the first quarter which totaled $199 million and was largely focused in the Permian and Uinta plays.

Asset Highlights

Permian

Permian production averaged 116 MBOE/d (77% liquids) in the first quarter. The Company had 14 net wells turned in line (“TIL”).

Montney

Montney production averaged 210 MBOE/d (19% liquids) in the first quarter. The Company had 11 net wells TIL.

Uinta

Uinta production averaged 16 MBOE/d (84% liquids) in the first quarter. No wells were TIL during the quarter.

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Bakken

Bakken production averaged 39 MBOE/d (79% liquids) in the first quarter. The Company had eight net wells TIL.

Anadarko

Anadarko production averaged 124 MBOE/d (62% liquids) in the first quarter. The Company had 13 net wells TIL.

For additional information, please refer to the First Quarter 2023 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

Conference Call Information

A conference call and webcast to discuss the Company’s first quarter results will be held at 9:00 a.m. MT (11:00 a.m. ET) on May 10, 2023.

To join the conference call without operator assistance, you may register and enter your phone number at

https://emportal.ink/43vQfOY to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended March 31)	1Q 2023	1Q 2022
Capital Expenditures (1) ($ millions)	610	451
Oil (Mbbls/d)	127.3	128.3
NGLs – Plant Condensate (Mbbls/d)	38.7	44.6
Oil & Plant Condensate (Mbbls/d)	166.0	172.9
NGLs – Other (Mbbls/d)	86.2	79.2
Total Liquids (Mbbls/d)	252.2	252.1
Natural gas (MMcf/d)	1,555	1,487
Total production (MBOE/d)	511.4	499.9

(1) Including capitalized directly attributable internal costs.

First Quarter Financial Summary

(for the period ended March 31) ($ millions)	1Q 2023	1Q 2022
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	1,068 (5) 222	685 (12) (346)
Non-GAAP Cash Flow (1)	851	1,043

Non-GAAP Cash Flow (1)	851	1,043
Less: Capital Expenditures (2)	610	451
Non-GAAP Free Cash Flow (1)	241	592

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Non-operating foreign exchange gain (loss)	613 18 5	(246) (1,012) 3
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	590 140	763 203
Non-GAAP Adjusted Earnings (1)	450	560

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended March 31)	1Q 2023	1Q 2022
Liquids ($/bbl)
WTI	76.13	94.29
Realized Liquids Prices
Oil	74.06	80.74
NGLs – Plant Condensate	73.01	85.94
Oil & Plant Condensate	73.81	82.08
NGLs – Other	21.11	34.94
Total NGLs	37.19	53.33

Natural Gas
NYMEX ($/MMBtu)	3.42	4.95
Realized Natural Gas Price ($/Mcf)	3.80	2.6

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Cost Summary

(for the period ended March 31) ($/BOE, except as indicated)	1Q 2023	1Q 2022
Production, mineral and other taxes	1.83	2.08
Upstream transportation and processing	9.00	8.12
Upstream operating	4.33	3.98
Administrative, excluding long-term incentive, restructuring and legal costs, and current expected credit losses	1.52	1.48

Debt to EBITDA (1)

($ millions, except as indicated)	March 31, 2023	December 31, 2022
Long-Term Debt, including Current Portion	3,756	3,570

Net Earnings (Loss)	4,365	3,637
Add back (Deduct):
Depreciation, depletion and amortization	1,213	1,113
Interest	308	311
Income tax expense (recovery)	54	(77)
EBITDA	5,940	4,984
Debt to EBITDA (times)	0.6	0.7

Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	March 31, 2023	December 31, 2022
Long-Term Debt, including Current Portion	3,756	3,570

Net Earnings (Loss)	4,365	3,637
Add back (Deduct):
Depreciation, depletion and amortization	1,213	1,113
Accretion of asset retirement obligation	18	18
Interest	308	311
Unrealized (gains) losses on risk management	(1,771)	(741)
Foreign exchange (gain) loss, net	13	15
Other (gains) losses, net	(9)	(33)
Income tax expense (recovery)	54	(77)
ADJUSTED EBITDA	4,191	4,243
Debt to ADJUSTED EBITDA (times)	0.9	0.8
1)
Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

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Hedge Details as of April 30, 2023

Oil and Condensate Hedges ($/bbl)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024
WTI Swaps	0 -	35 Mbbls/d $76.94	35 Mbbls/d $76.94	25 Mbbls/d $73.69	25 Mbbls/d $73.69	0 -	0 -
WTI Collars Call Strike Put Strike	0 - -	35 Mbbls/d $87.60 $65.00	35 Mbbls/d $87.60 $65.00	75 Mbbls/d $82.29 $64.33	75 Mbbls/d $80.39 $65.00	0 - -	0 - -
WTI 3-Way Options Short Call Long Put Short Put	40 Mbbls/d $112.95 $65.00 $50.00	40 Mbbls/d $119.01 $66.25 $50.00	40 Mbbls/d $104.19 $65.00 $50.00	0 - - -	0 - - -	23 Mbbls/d $90.27 $65.00 $50.00	10 Mbbls/d $89.79 $65.00 $50.00

Natural Gas Hedges ($/Mcf)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024
NYMEX Swaps	0 -	0 -	0 -	100 MMcf/d $3.72	100 MMcf/d $3.72	100 MMcf/d $3.72	100 MMcf/d $3.72
NYMEX Collars Call Strike Put Strike	0 - -	200 MMcf/d $3.68 $3.00	200 MMcf/d $3.68 $3.00	400 MMcf/d $5.10 $3.00	400 MMcf/d $3.40 $3.00	400 MMcf/d $3.40 $3.00	400 MMcf/d $5.57 $3.00
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	400 MMcf/d $4.86 $3.13 $2.25	390 MMcf/d $7.72 $3.71 $2.51	400 MMcf/d $10.05 $4.00 $3.00	0 - - -	0 - - -	0 - - -	0 - - -
Waha Basis Swaps	30 MMcf/d ($0.61)	30 MMcf/d ($0.61)	30 MMcf/d ($0.61)	0 -	0 -	0 -	0 -
Waha % of NYMEX Swaps	0 -	0 -	0 -	50 MMcf/d 71%	50 MMcf/d 71%	50 MMcf/d 71%	50 MMcf/d 71%
Malin Basis Swaps	50 MMcf/d ($0.26)	50 MMcf/d ($0.26)	50 MMcf/d ($0.26)	0 -	0 -	0 -	0 -
AECO Basis Swaps	260 MMcf/d ($1.07)	260 MMcf/d ($1.07)	260 MMcf/d ($1.07)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)
AECO % of NYMEX Swaps	50 MMcf/d 70%	50 MMcf/d 71%	50 MMcf/d 71%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%

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Price Sensitivities for WTI Oil (1) ($MM)

WTI Oil Hedge Gains (Losses)
	$40	$50	$60	$70	$80	$90	$100	$110	$120
2Q 2023	$55	$55	$18	$0	$0	$0	$0	($15)	($40)
3Q 2023	$259	$195	$94	$22	($10)	($50)	($114)	($182)	($264)
4Q 2023	$255	$190	$89	$22	($10)	($50)	($114)	($200)	($301)
2024	$536	$354	$141	$17	($29)	($193)	($404)	$(617)	$(829)
(1)
Hedge positions and hedge sensitivity estimates as at 4/30/2023. Does not include impact of basis positions.

Price Sensitivities for NYMEX Natural Gas (1) ($MM)

NYMEX Natural Gas Hedge Gains (Losses)
	$1.50	$2.00	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50
2Q 2023	$32	$32	$23	$5	$0	($1)	($10)	($21)	($35)
3Q 2023	$71	$61	$48	$25	$9	($6)	($15)	($24)	($33)
4Q 2023	$64	$55	$46	$37	$18	($6)	($15)	($24)	($33)
2024	$301	$209	$118	$26	$0	($54)	($109)	($164)	($233)
(1)
Hedge positions and hedge sensitivity estimates as at 4/30/2023. Does not include impact of basis positions.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•
Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
•
Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that Management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
•
Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are a non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.
•
Forward Looking: Next twelve months (“NTM”) Adjusted EBITDA and NTM Debt to Adjusted EBITDA are non-GAAP measures. Ovintiv has not provided a reconciliation for the NTM Adjusted EBITDA or NTM Debt to Adjusted EBITDA to NTM net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The NTM net earnings (loss) includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, the NTM net earnings (loss), and a reconciliation of the NTM Adjusted EBITDA or NTM Debt to Adjusted EBITDA to net earnings (loss), are not available without unreasonable effort.

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ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: future commodity prices and basis differentials; the Company's ability to consummate any pending transactions (including the transactions described herein); other risks and uncertainties related to the closing of pending transactions (including the transactions described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to general cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this new release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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